Exhibit 99.1

Fourth Amendment
Dated as of May 30, 2006
to
Amended and Restated
Receivables Sale Agreement
Dated as of July 20, 2004

This Fourth Amendment (the "Amendment"), dated as of May 30, 2006, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill and the Liquidity Provider (the "Agent").

Reference is hereby made to that certain Amended and Restated Receivables Sale Agreement, dated as of July 20, 2004 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Upon execution by the parties hereto in the space provided for that purpose below the Sale Agreement shall be, and it hereby is, amended as follows:

the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale

(a) The following new defined term "Fitch" is hereby added to Schedule I of the Sale Agreement in the appropriate alphabetical order as follows:

below the Sale Agreement shall be, and it hereby is, amended as follows:

"Fitch" means Fitch, Inc.

the Sale Agreement in the appropriate alphabetical order as follows:

(b) The date "May 30, 2006" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is hereby deleted and replaced with the date "May 29, 2007."

(c) The defined term "Originator Credit Agreement" is hereby amended in its entirety and as so amended shall read as follows:

entirety and as so amended shall read as follows:

"Originator Credit Agreement" means the Credit Agreement, dated as of May 16, 2006 among the Originator, as Borrower, the financial institutions party thereto, National City Bank of Indiana, as Syndication Agent and LaSalle Bank National Association, as Administrative Agent, but without regard to any amendment, supplement, waiver or termination of any provision thereof unless consented to by the Instructing Group.

thereof unless consented to by the Instructing Group.

(d) Clause (i)(b) of the defined term "Termination Event" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

(b) The ratio determined as of the end of each fiscal quarter, of (x) Total Debt (as defined in the Originator Credit Agreement) to (y) Consolidated Total Capitalization (as defined in the Originator Credit Agreement) is 0.65 to 1.0.

Agreement) to (y) Consolidated Total Capitalization (as defined in

Section 2. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

Section 3. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

Section 4. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent and as the Liquidity Provider

By:

Title:

By:

Title:

Windmill Funding Corporation

By:

Title:

IPL Funding Corporation

By:

Title: